Exhibit 99

For Immediate Release

GLOBIX APPOINTS NEW CHIEF EXECUTIVE OFFICER

New York, NY (December 29, 2006) - Globix Corporation (Amex: GEX), a provider of advanced optical networking solutions and services to carriers and large enterprise customers in the Northeast and mid-Atlantic regions, announced today that Kurt Van Wagenen has been promoted to Chief Executive Officer of the Company effective January 1, 2007. In his new role, Mr. Van Wagenen will retain his responsibilities as President and Chief Operating Officer.

Mr. Van Wagenen joined NEON Communications in 2001 as Vice President of Network and Operations. In 2005, NEON merged with Globix and Mr. Van Wagenen was appointed Chief Operating Officer of the NEON business and later President and Chief Operating Officer of the entire Company. Prior to joining NEON, Mr. Van Wagenen served in various positions at Verizon Communications and its predecessors. He earned a Master of Business Administration degree from Harvard Business School, a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute, and is a Chartered Financial Analyst. He resides with his family in Hopkinton, MA.

The Company also announced today the departure of Peter Stevenson as Chief Executive Officer effective January 1, 2007. Mr. Stevenson, whose employment contract expires on December 31st, will be leaving to pursue other business opportunities and continues to serve as a member of the Company’s Board of Directors.

Ted Lodge, Chairman of the Board and Executive Chairman of Globix stated: “I am very excited about Kurt’s promotion to Chief Executive Officer. Kurt is a telecom industry veteran with intimate knowledge and understanding of NEON’s history and potential. He has a great relationship with our customers and vendors, is a proven performer, and is a consummate professional. With the divestiture of our hosting business this year, we are now focused solely on growing our regional fiber optic transport business. Kurt’s new role is a natural leadership transition for the Company. I would also like to thank Pete Stevenson for his contributions over the years.”

Forward-Looking and Cautionary Statements

Any statements contained in this press release that are not statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “anticipates”, “believes”, “expects”, “intends”, “plans”, “estimates”, “targets”, “projects”, “should”, “may”, “will”, and similar words and expressions are intended to identify forward-looking statements. Such forward-looking statements reflect, among other things, Globix’ current expectations, plans, strategies, and anticipated financial results and involve a number of known and unknown risks, uncertainties, and factors that may cause actual results of Globix to differ materially from those expressed or implied by these forward-looking

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statements. These factors include, but are not limited to the following: its history of operating losses and capital requirements; its ability to retain existing customers and attract new customers; its ability to achieve cost-savings and generate positive cash flow; risks associated with potential acquisitions and divestitures; and the other risks identified in the section entitled “Risk Factors” in the Globix Annual Report on Form 10-K for the year ended September 30, 2006, as well as in the other documents that Globix files from time to time with the Securities and Exchange Commission.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to Globix or persons acting on behalf of Globix are expressly qualified in their entirety by the cautionary statements and risk factors contained in this press release and Globix’ filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, Globix does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

About Globix:

Globix Corporation (Amex: GEX) is a facilities-based wholesale communications provider, supplying high bandwidth fiber optic capacity and comprehensive end-to-end telecom services to communications companies and enterprise customers on an intercity, regional and metro network in the 12-state Northeast and mid-Atlantic region. With 4,800 route miles and over 230,000 fiber miles from Maine to Virginia, Globix is providing unparalleled capillarity and central office connectivity in the world’s most demanding telecom market. For more information, visit www.globix.com.

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Media Contact:
Gary Johnson
PFS Marketwyse
973-812-8883 Ext. 249
gjohnson@pfsmarketwyse.com